Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

July 15, 2009

Discover Financial Services

2500 Lake Cook Road

Riverwoods, IL 60015

Re:	Discover Financial Services

Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) filed by Discover Financial Services, a Delaware corporation (the “Company”), on July 6, 2009 (Registration No. 333-160447) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing $400,000,000 aggregate principal amount of its 10.250% Senior Notes due July 15, 2019 (the “Notes”). The Notes are being issued under an Indenture, dated as of June 12, 2007 (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as trustee.

We are familiar with (i) the Registration Statement, (ii) the Company’s prospectus dated July 6, 2009 included in the Registration Statement (the “Base Prospectus”), (iii) the Company’s prospectus supplement dated July 10, 2009 supplementing the Base Prospectus and relating to the Notes, (iv) the Indenture, (v) the Notes in global form, (vi) the executed Underwriting Agreement, dated July 10, 2009 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein, relating to the issuance and sale of the Shares, (vii) certain resolutions of the Board of Directors of the Company adopted on June 17, 2009, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things the authorization of the Registration Statement and the issuance and sale of the Notes, (vi) an officers’ certificate, dated July 10, 2009, relating to the establishment of the terms of the Notes and (vii) the amended and restated certificate of incorporation of the Company and the amended and restated by-laws of the Company, in each case, as currently in effect, and as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Discover Financial Services

July 15, 2009

and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the issuance and sale of the Notes pursuant to the Underwriting Agreement have been duly authorized by the Company, and, when the Notes are duly executed and delivered by the Company, and authenticated by the Trustee, all in accordance with the provisions of the Indenture, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law).

This opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We do not find it necessary for purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance and sale of the Notes.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP